Exhibit 99


                     McDonnell Douglas Corporation
           Computation of Ratio of Earnings to Fixed Charges
                 Nine Months Ended September 30, 1994
                         (Dollars in Millions)






     Earnings
       Earnings from continuing operations
         before income taxes                               $ 663
       Add:  Interest expense                                193
             Interest factor in rents                         11
             Amortization of capitalized interest              1
                                                           -----

                                                           $ 868
                                                           =====



     Fixed Charges
       Interest expense                                    $ 193
       Interest factor in rents                               11
                                                           -----

                                                           $ 204
                                                           =====



     Ratio of earnings to fixed charges                     4.3X
                                                           =====